As filed with the Securities and Exchange Commission on May 16,
1997
                                        Registration No. 333-
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     REGISTRATION STATEMENT
                           ON FORM S-3
                UNDER THE SECURITIES ACT OF 1933


              JIM HJELM'S PRIVATE COLLECTION, LTD.
     (Exact Name of Registrant as Specified in its Charter)

Delaware                                         13-3337553
(State of                                         (IRS Employer
Incorporation)                                    Identification
                                                     Number)
                      225 West 37th Street
                    New York, New York  10018
                         (212) 921-7058
                      (212) 768-2902 (fax)
(Address and telephone number of registrant's principal executive offices)

                   Joseph L. Murphy, President
              Jim Hjelm's Private Collection, Ltd.
                      225 West 37th Street
                    New York, New York  10018
                         (212) 921-7058
                      (212) 768-2902 (fax)
   (Name, address and telephone number of agent for service)

          Please send a copy of all communications to:

Richard S. Kalin, Esq.
Kalin & Banner
757 Third Avenue
7th Floor
New York, New York  10017
(212) 888-9010
(212) 759-3234 (fax)

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

Page 1 of 25
Exhibit Index is on page 22

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If delivery of the prospectus is expected to be made pursuant
to Rule 434 please check the following box.  [   ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Calculation of Registration Fee

------------------------------------------------------------------
Title of                     Proposed        Proposed
Each Class of                Maximum         Maximum
Securities     Amount        Offering        Aggregate   Amount of
to be          to be         Price           Offering    Registra-
Registered     Registered    per Unit        Price       tion
Fee(1)
-------------------------------------------------------------------

Common Stock,
  $.0002 par
  value        157,250        $4.75          $746,938     $226.33


=================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                    JIM HJELM'S PRIVATE COLLECTION, LTD.

                            CROSS REFERENCE SHEET

Form S-3 Item Number and Caption        Heading in Prospectus

 1.  Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus...........Forepart of the
                                         Registration
                                         Statement and Outside
                                         Front Cover of Prospectus

 2.  Inside Front and Outside Back
      Cover Pages of Prospectus..........Inside Front and Outside
                                         Back Cover Pages of
                                         Prospectus

 3.  Summary Information and Risk
      Factors............................Prospectus Summary

 4.  Use of Proceeds.....................Use of Proceeds

 5.  Determination of Offering
      Price..............................Not Applicable

 6.  Dilution............................Not Applicable

 7.  Selling Security Holders............Selling Shareholders

 8.  Plan of Distribution................Plan of Distribution

 9.  Description of Securities to
      be Registered......................Description of Securities

10.  Interests of Named Experts.........Legal Matters
      and Counsel

11.  Material Changes...................Not Applicable

12.  Incorporation of Certain
      Information by Reference..........Information Incorporated
                                         by Reference

13.  Disclosure of Commission
      Position on Indemnification
      for Securities Act Liabilities....Indemnification of
                                         Directors and Officers

            JIM HJELM'S PRIVATE COLLECTION, LTD.

                  157,250 Shares of Common Stock
                   Par value $.0002 per Share


     All of the shares of Common Stock of Jim Hjelm's Private Collection, Ltd. (the "Company") offered hereby are being sold by investors in the Company's two private placements which took place in January 1996 and October 1996, by certain consultants to, an employee of the Company who received or will receive her shares upon the exercise of options (the "Options") granted to her and an employee of the Company who received her shares upon the Company's acquisition of her shares of another company (the "Selling Shareholders"). Although the Company will not receive any of the proceeds from the sale of the shares by the Selling Shareholders, the Company will receive approximately $44,400 upon exercise of the Options. See "Selling Shareholders" and "Description of Securities."

     The Common Shares are traded on the Nasdaq Stock Market, Inc. under the symbol JHPC. On May 12, 1997, the closing bid price was $4.875. The Selling Shareholders may from time to time sell the shares covered by this Prospectus on the Nasdaq in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
     SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD
             THE LOSS OF THEIR ENTIRE INVESTMENT.
                 SEE "RISK FACTORS" ON PAGE 9.
                         ______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
      OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A
                   CRIMINAL OFFENSE.

         The date of this Prospectus is May ______, 1997

                                    Underwriting      Proceeds
                Price to           Discounts and     to Issuer or
                Public             Commission     Other Persons (1)
                ----------         ------------   -----------------

Per
share of
Common Stock     $4.75                $  -                $4.75

-----------------------------------------------------------------

Total            $746,938             $  -                $746,938

-----------------------------------------------------------------

(1) The expenses of this offering are estimated to be approximately $15,000 all of which shall be paid by the Company. Regular brokerage commissions and other expenses, including expenses of counsel, if any, for the Selling Shareholders shall be borne by the Selling Shareholders.

                      AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and the Commission's regional offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; Seven World Trade Center, New York, New York 10007, and 11th Floor, 5670 Wilshire Boulevard, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at the prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company and others who file electronically with the Commission.


     The Company furnishes Annual Reports to the holders of its securities which contain financial information which have been examined and reported upon, with an opinion expressed by, its independent certified public accountants.

             INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          (1) The Company's annual report on Form 10-KSB for its fiscal year ended October 31, 1996;

          (2) The Company's quarterly report on Form 10-QSB for its fiscal quarter ended January 31, 1997;

          (3) The Company's Proxy Statement filed with the Securities and Exchange Commission on March 10, 1997 and expected to be sent to the Company's shareholders on or about May 15, 1997; and

          (4) All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the Common Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except, as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish, without charge, to each person, including any beneficial owners, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of any documents which may have been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this Prospectus incorporates by reference). Requests for such documents should be directed to Shareholder Relations, Jim Hjelm's Private Collection, Ltd., 225 West 37th Street, New York, New York 10018, telephone number (212) 921-7058.

                     PROSPECTUS SUMMARY

     Jim Hjelm's Private Collection, Ltd., a Delaware corporation (the "Company"), manufactures and markets high quality (sometimes referred to in the industry as "couture quality") bridal wear, bridesmaids' dresses and related accessories. The Company's principal offices are located at 225 West 37th Street, New York, New York 10018, telephone number (212) 921-7058.

                          The Offering

Securities Offered.............    157,250 shares of Common Stock.
                                   See "Description of
                                   Securities."

Common Stock outstanding:
  Before the Offering............. 1,781,223 shares
  After the Offering.............. 1,799,973 shares(1)


Risk Factors...................... The securities offered hereby involve a high degree of risk
                                   and should not be purchased by
                                   investors who cannot afford the
                                   loss of their entire
                                   investment. See "Risk Factors."


NASDAQ symbol....................  JHPC



(1) Assumes the exercise of options to purchase 18,750 shares which are being registered pursuant to the registration statement of which this Prospectus forms a part. Does not include (i) 326,166 shares of Common Stock reserved for issuance upon exercise of outstanding options under the Company's 1986 Incentive Stock Option Plan (the "Stock Option Plan") and other options granted to employees and consultants and (ii) 42,500 Warrants issued in connection with the Company's private placements. Assumes exercise of all of the options underlying shares being registered pursuant hereto.

Summary Financial Information

     The summary financial information set forth below is derived from the financial statements incorporated herein by reference.
Such information should be read in conjunction with such financial statements, including the notes thereto.

Balance Sheet Data

                            January 31, 1997    October 31, 1996
                            ---------------     ----------------
                               (unaudited)

Working capital                 $2,552,785         $1,985,167
Total assets                    $6,271,648         $5,124,465
Total liabilities               $3,430,836         $2,785,296
Shareholders' equity            $2,840,812         $2,339,169



Income Statement Data

                   Three Months        Three Months    Year Ended
                      Ended               Ended        October 31,
                 January 31, 1997    January 31, 1996    1996
                   -----------          -----------    -----------
                    (unaudited)         (unaudited)

Net revenues         $3,202,533         $2,313,124     $12,642,141
Net income           $  195,288         $   78,159     $   470,710
Net income per
   common share:
   Primary           $      .10         $      .06     $       .30
   Fully diluted     $      .10         $      .06     $       .29
Weighted average
   number of common
   shares outstanding:
   Primary              1,875,878        1,396,971       1,582,910
   Fully diluted        1,879,090        1,396,971       1,634,398

                        RISK FACTORS

     The Securities offered hereby are speculative and involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

     1.   Limited Profitability.   The Company, which has been in
existence since 1987, has only begun to show a profit from operations since 1995. Prior to that, the Company experienced losses. There is no assurance that the Company will continue to remain profitable. For its fiscal year ended October 31, 1996 the Company had net profit of $470,710 as compared to a net profit of $63,586 for its fiscal year ended October 31, 1995. For the three months ended January 31, 1997, the Company had net profit of $195,288. In addition, although the Company's revenues have steadily increased since its inception, its cost of goods sold and administrative expenses have also increased. There can be no assurance that the Company's revenues will continue to increase or that its cost of goods will not proportionately increase higher than its revenues.

     2. Dependence on Key Employees. The Company is dependent on the efforts of its President, Mr. Joseph Murphy, and its three major designers, Jim Hjelm, Lazaro Perez and Bill Pesce. The Company has entered into contracts with each of Messrs. Murphy, Hjelm and Perez which terminate in June 2001, February 1998 and December 2005, respectively. There is no assurance that any of these contracts will be renewed or extended. The loss of the services of Mr. Murphy or Messrs. Hjelm, Perez or Pesce may have a material adverse effect on the Company. There can be no assurance that the Company will be able to hire or retain qualified personnel.

     3. Consumer Buying Habits. Generally, the Company designs traditional bridal styles with variations intended to make such designs contemporary. The Company's success depends on its ability to anticipate consumer tastes due to the fact that such tastes are subject to rapid change as a result of circumstances beyond the Company's control. Although there has been a continuous demand for traditional bridal wear in the past, there can be no assurance that new designs or styles will not arise which may be more popular with consumers and adversely affect the demand for the Company's products. Furthermore, there can be no assurance that traditional weddings will remain popular and, therefore, that there will be a continued demand for the Company's traditional bridal wear.

   4.   Competition.   There is substantial competition in the
bridal wear industry in general and in the high quality, designer bridal wear market specifically. The Company directly competes with designers such as Priscilla of Boston, the House of Bianchi, the Diamond Collection, Amsale, Richard Glasgow, Watters & Watters, Bari Jay and others who currently market high fashion bridalwear. Generally, the Company's competitors have been in business for a substantial period of time, have well established reputations, have long-standing relationships with certain of the retail outlets through which the Company markets its products, and have greater managerial and financial resources than the Company. Although management believes the Company's products are competitive with those of its competitors based on prestige, design, quality, service and price, the success of the Company depends on its ability to develop favorable customer awareness and reputation for its products.

     5.   Dependence on Third Party Suppliers and Contractors.
The Company depends on outside suppliers of raw material and contract manufacturers to produce its dresses. The Company has, in the past, experienced delays in production with some of its contract manufacturers and trouble obtaining beaded lace from a Haitian supplier. Delays such as this force the Company to utilize higher-cost domestic sources. There can be no assurance that the Company will not experience delays or cost increases in the production of its dresses. Nor is there any assurance that the Company will be able to obtain raw materials from reliable sources.

     6. No Dividends. The Company has not paid any dividends on its Common Stock since inception and does not anticipate paying any dividends in the foreseeable future. The Company plans to retain earnings to finance the development and expansion of its business.

                         USE OF PROCEEDS

     The Company will not receive proceeds from the sale of the Common Stock by the Selling Shareholders although the Company will receive approximately $44,400 upon the exercise of the Options by the Selling Shareholders, prior to sale. The Company will add these funds to its working capital. See "Description of Securities."

                      SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to persons for whom the Company is registering the Common Shares. Except for Daniel Boutcher, Eric Eisenberg and Crown Point Group, Ltd. who have served as consultants to the Company and Cyndy Starer and Victoria McMillan (Dan McMillan is Ms. McMillan's husband), who are employees, none of the Selling Shareholders has had any position with, held any office or had any other material relationship with the Company.

                                          Amount of     Amount of
                            Amount of     Securities    Securities
                            Securities    Being        Owned After
Name                        Owned         Registered   Offering(1)

Steven Altman
   Common Stock                 25,000         25,000          0
   Warrants                     10,000           -           10,000
Daniel Boutcher
   Warrants                     35,000         10,000        25,000
Crown Point Group, Ltd.
   Warrants                      3,750          3,750           0
Eric Eisenberg
   Common Stock                  3,500          3,500           0
   Warrants                      5,000           -            5,000
Nicole K. Gresham
   Common Stock                 22,000         22,000           0
   Warrants                      6,600           -            6,600
Delaware Char. Guar. TTR
 TTEE f/b/o
 Thomas G. Gresham
   Common Stock                  6,000          6,000           0
   Warrants                      1,800           -            1,800
Avo Kamberian
   Common Stock                 10,000         10,000            0
   Warrants                      3,000           -            3,000
Carter C. Mathies IRA
   Common Stock                  5,000          5,000           0
   Warrants                      1,500           -            1,500
Victoria McMillan
   Common Stock                 29,120          8,000        21,120
   Warrants                     25,000           -           25,000
Dan McMillan
   Common Stock                  7,280          2,000         5,280
Roger McOmber
   Common Stock                 25,000         25,000           0
   Warrants                      7,500           -            7,500
Charles M. Pomeroy
   Common Stock                  7,000          7,000           0
   Warrants                      2,100           -            2,100
Cyndy Starer
   Warrants                     13,750          5,000         8,750
Joel Stuart
   Common Stock                 25,000         25,000           0
   Warrants                     10,000           -           10,000



(1) Assumes exercise of Options and sale of all the Common Shares registered hereby. In such event, each of the Selling Shareholders will have less than one percent of the outstanding shares of Common Stock of the Company.

                   PLAN OF DISTRIBUTION

     The Common Shares covered hereby may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over the counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to an underwritten offering or one or more of the following methods: (a) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Shareholders that they have not made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

     In offering the Common Shares covered hereby, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. None of the shares covered by this Prospectus presently qualifies for sale pursuant to Rule 144.

     The Company has advised the Selling Shareholders that during such time as they may be engaged in a distribution of Common Shares included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity in connection with the Company's securities, are required to furnish to each broker-dealer through which Common Shares included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under the Exchange Act. The Selling Shareholders have agreed to inform the Company when the distribution of the shares is completed.


12
     Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

     This offering will terminate on the earlier of (a) the date on which the Options covering the shares of Common Stock being registered expire or (b) the date on which all Common Shares offered hereby have been sold by the Selling Shareholders.


                    DESCRIPTION OF SECURITIES

General

     The Company's Certificate of Incorporation authorizes the Company to issue up to 10,000,000 shares of Common Stock, par value $.0002 per share. As of the date of this Prospectus, 1,781,223 shares of Common Stock are outstanding not including 18,750 shares registered pursuant to this Prospectus which will be issued upon the exercise of Options and which have not yet been exercised.

Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable.

Options

     There are 18,750 shares of Common Stock being registered pursuant to the Registration Statement of which this Prospectus forms a part which are issuable upon the exercise of stock options granted to consultants to the Company. Of these, 10,000 Options were granted in August 1996 and will expire, unless exercised, in August 1999. The exercise price of these Options are $2.125 per share, payable in cash or check, or by delivering to the Company shares of the Company's Common Stock owned by a Selling Shareholder having a fair market value equal to the purchase price. Options to purchase 3,750 shares are exercisable at $4.325 and will expire, unless exercised, on December 31, 2001. Options to purchase 5,000 shares are exercisable at $1.35 per share and will expire, unless exercised, in May 1998.

                          LEGAL MATTERS

The validity of the securities being offered will be passed upon for the Company by Kalin & Banner. Mr. Richard S. Kalin, a partner in Kalin & Banner, is assistant secretary to the Company and owns 18,695 shares of Common Stock and options to purchase 20,000 shares of Common Stock.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Delaware Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

     Article sixteen of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 145 of the Delaware Corporation Law.

     The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

     NO DEALER, SALES REPRESENTATIVE OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                        TABLE OF CONTENTS

                                                  Page

Prospectus Summary. . . . . . . . . . . . . . . .  7
Risk Factors. . . . . . . . . . . . . . . . . . .  9
Use of Proceeds . . . . . . . . . . . . . . . . .  10
Selling Shareholders. . . . . . . . . . . . . . .  10
Plan of Distribution  . . . . . . . . . . . . . .  12
Description of Securities . . . . . . . . . . . .  13
Legal Matters. . . . . . . . . . . . . . . . . .   14
Indemnification of Officers
   and Directors . . . . . . . . . . . . . . . . . 14


     Until      , 1997 (25 days after the date of the Prospectus),
all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriter and with respect to their unsold allotments or subscriptions.












 JIM HJELM'S PRIVATE
 COLLECTION, LTD.

    157,250 Shares of Common
                Stock
















          Prospectus




















                 , 1997

                          PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

     The expenses of this offering are estimated to be approximately $15,000, all of which will be borne by the Company and are estimated to be as follows:

Registration Fee . . . . . . . . . . . . . . . . . . $    226.33
Printing Costs . . . . . . . . . . . . . . . . . . .    1,000.00
Legal Fees . . . . . . . . . . . . . . . . . . . . .   10,000.00
Accounting Fees. . . . . . . . . . . . . . . . . . .    3,000.00
Blue Sky Fees and Expenses . . . . . . . . . . . . .    1,000.00
          Total. . . . . . . . . . . . . . . . . . . $ 15,226.33

_________________

Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Delaware Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

     Article XVI of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 145 of the Delaware Corporation Law.

     The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to nay criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISES UNDER THE SECURITIES ACT OF 19933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Exhibits

3.1 The Company's Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 of the Company's annual report on Form 10-K filed for its fiscal year ended October 31, 1989.

3.2 Amendment to the Company's Certificate of Incorporation, dated December 30, 1994 incorporated by reference to
          Exhibit 3.1 of the Company's Annual Report on Form 10-KSB filed for its fiscal year ended October 31, 1995 ("1995 10-K").

3.3       The Company's By-Laws are incorporated by reference to
          Exhibit 3.03 of Registration Statement No. 33-10278 NY filed on Form S-18 ("Form S-18").

5.0 Opinion of Kalin & Banner, as to legality of share issuance.

10.1 Employment Agreement between Jim Hjelm and the Company dated February 9, 1993, incorporated by reference to
          Exhibit 10.1 of the Company's annual report on Form 10-KSB filed for its fiscal year ended October 31, 1992 ("1992 10-K").

10.2      Form of Stock Option Plan is incorporated by reference to
          Exhibit 10.01 to the Form S-18.

10.3 Form of Subscription Agreement issued in the private placement, together with form of Warrants, which are exhibits thereto incorporated by reference to Exhibit
          10.9 of the Company's Annual Report on Form 10-K filed for the fiscal year ended October 31, 1991 ("1991 10-K").

10.4 Employment Agreement dated between the Company and Mr. Lazaro Perez incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-KSB filed for the fiscal year ended October 31, 1993 (the "1993 10-K").

10.5 Promissory Note and Security Agreement dated November 21, 1994 evidencing loan from Carl Seaman incorporated by reference to Exhibit 10.7 of the Company's Annual Report on Form 10-K filed for the fiscal year ended October 31, 1994 ("1994 10-K").

10.6      Employment Agreement dated February 1, 1995 between the
          Company and Mr. joseph L. Murphy, incorporated by reference to Exhibit 10.6 to the 1995 10-K.

10.7 Subscription Agreement dated September 12, 1995 between the Company and William J. Carroll incorporated by reference to Exhibit 10.7 to the 1995 10-K.

10.8 Promissory Note dated September 12, 1995 evidencing loan from William J. Carroll incorporated by reference to
          Exhibit 10.8 to the 1995 10-K.

10.9 Form of Subscription Agreement issued in the private placement that ends May 31, 1995, together with form of Registration Rights Agreement incorporated by reference to Exhibit 10.9 to the 1995 10-K.

10.10 Form of Subscription Agreement issued in the private placement that ends April 30, 1996, with form of Registration Rights Agreement incorporated by reference to Exhibit 10.10 to the 1995 10-K.

10.11 Form of Subscription Agreement issued in the private placement that ended October 31, 1996 with the form of registration rights agreement, incorporated by reference to Exhibit 10.7 of the Company's 1996 Form 10-KSB.

23.1      Consent of Experts.

23.2      Consent of Counsel (Included in Exhibit 5.0).

Undertakings.

     The Company hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to:

     (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be in the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form-S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of May, 1997.

                                  JIM HJELM'S PRIVATE
                                    COLLECTION, LTD.


                                  By:  s/Joseph L. Murphy
                                       Joseph L. Murphy,
                                       President

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such authority to do and perform each and every act nd thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


s/ Joseph L. Murphy        President and Director,  May 14, 1997
Joseph L. Murphy            (Principal Executive and
                             Financial Officer)

s/ Daniel M. Sullivan         Chairman of the Board  May 14, 1997
Daniel M. Sullivan            of Directors

s/ Joseph E. O'Grady          Secretary and Director May 14, 1997
Joseph E. O'Grady

                                 EXHIBIT INDEX



5.0  Opinion of Kalin & Banner, as to legality of share issuance.

23.1 Consent of Experts.

23.2 Consent of Counsel (Included in Exhibit 5.0).

                                Kalin & Banner
                               757 Third Avenue
                             New York, New York 10017






                                        May 14, 1997


The Board of Directors of
Jim Hjelm's Private Collection, Ltd.
225 West 37th Street
New York, New York 10018

Gentlemen:

    We have examined a copy of Jim Hjelm's Private Collection, Ltd.'s (the "Company") Certificate of Incorporation and By-Laws, the minutes of various meetings of its Board of Directors and stockholders, the Registration Statement on Form S-3, and form of Prospectus contained therein (Registration No. _______________) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission, and the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, opinions of counsel, documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In such examinations we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or photostat copies. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Registration Statement.

    Based upon the foregoing, we are of the opinion that:

    1. The 138,500 shares of Common Stock to be offered for sale by the Selling Security Holders (as defined in the Registration Statement) as described in the Registration Statement, have been legally issued, and are fully paid and non-assessable shares of Common Stock.

    2. The shares of Common Stock issuable upon the exercise of the 18,750 options, when issued and paid for in accordance with the terms of the option agreements pursuant to which such options were granted, will be legally issued, fully paid and non-assessable shares of Common Stock.


23
The Board of Directors
Jim Hjelm's Private Collection, Ltd.
May 14, 1997
Page 2



We hereby consent to your filing of this opinion as an exhibit to the aforesaid Registration Statement and to the filing of this opinion with applications as may be necessary or advisable to register, qualify or establish eligibility for an exemption from registration or qualification of the securities under the blue sky laws of any state or other jurisdiction. We also consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                            Very truly yours,



                                            KALIN & BANNER

         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated January 27, 1997 included in the Company's Form 10-KSB for the year ended October 31, 1996 and to all references to our Firm included in this Form S-3 registration statement.




                                        s/Arthur Andersen LLP

New York, New York
May 14, 1997



















25